Item 12(b) - Exhibits: Certifications

                                             SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Federated International Series, Inc. on behalf of Federated International Equity Fund, Federated International Bond Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2005 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: July 15, 2005

/s/ J. Christopher Donahue

Title: J. Christopher Donahue, President, Principal Executive Officer



Dated: July 15, 2005

/s/ Richard J. Thomas

Title: Richard J. Thomas, Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.